                                                                      Exhibit 3
                                                                    (Ex. 99.A2)


                       THE PAINEWEBBER PATHFINDERS TRUST,
                      TREASURY AND GROWTH STOCK SERIES 22


                         TRUST INDENTURE AND AGREEMENT


                          Dated as of January 29, 1998


                                 Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1,1997,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                   as Sponsor


                                      and


                         INVESTORS BANK & TRUST COMPANY




                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of January 29, 1998 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1997 between the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                         W I T N E S S E T H  T H A T :

         Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

         WHEREAS, the parties now desire to create the Twenty-Second of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Pathfinders Trust, which series shall be known and designated as "The PaineWebber Pathfinders Trust, Treasury and Growth Stock Series 22".

         A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

         B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

         (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A Certificate representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.


         C. The term "Record Date" shall mean March 31, 1998 and quarterly thereafter, except that with respect to a distribution required by Section 2.02
(b), the Record Date shall be the
last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

         Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         D. The term "Distribution Date" shall mean the 20th day following the Record Date, commencing April 20, 1998.

         In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

         F. The Mandatory Termination Date shall be March 2, 2010. The date on which the Trustee shall begin to sell equity Securities in accordance with
Section 9.01 shall be January 15, 2010.

         G. The Trustee's annual compensation as referred to in Section 8.05 shall be $.00145 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

         H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units Outstanding at any time during the calendar year.

         I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

         J. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 1998, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 1998.

         Section 3. All references in the Standard Terms to the First National Bank of Chicago shall be deleted in their entirety, all references to the term "Co-Trustees" shall be deleted and the term "Trustee" shall be inserted in replacement thereof, the definition of "Trustee" in Article I shall be amended to delete the reference to First National Bank of Chicago and all terms relative to the Trustee shall be interpreted in the singular.

         IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Corporate Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.


                                            PAINEWEBBER INCORPORATED
                                              as Depositor and Sponsor
SEAL

                                            By
                                              ----------------------------
                                              Corporate Vice President
Attest:


----------------------------
         Secretary

STATE OF NEW YORK   )
                      :ss.:
COUNTY OF NEW YORK  )

         On this 29th day of January, 1998 before me personally appeared Bart Rekucki, to me known, who being by me duly sworn, said that he is a Corporate Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                            By
                                              ----------------------------
                                                      Notary Public

                         INVESTORS BANK & TRUST COMPANY

SEAL


Attest:



                                            By
                                              ----------------------------
                                              Title:

----------------------------
           Title:

STATE 0F NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 29th day of January, 1998 before me personally
appeared           , to me known, who being by me duly sworn, said that he is a of Investors Bank & Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Trustees of said corporation, and that he signed his name thereto by like authority.



                                                       ------------------------
                                                            Notary Public

                                  SCHEDULE A

                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 22
                           SCHEDULE OF INVESTMENTS
               AS OF INITIAL DATE OF DEPOSIT, JANUARY 29, 1998



                                                                    COST OF
                                                                   SECURITIES
    NAME OF SECURITY     COUPON   MATURITY VALUE  MATURITY DATE   TO TRUST(2)
----------------------  -------- --------------  --------------- ------------
U.S. Treasury Interest
 Payments (3)                                      February 15,
 (51.60%)..............     0%      $1,000,000         2010       $491,478.70



COMMON STOCKS (48.40%) (1)



                                                         COST OF
                                          NUMBER OF    SECURITIES
             NAME OF ISSUER                 SHARES     TO TRUST(2)
---------------------------------------  ----------- -------------
Aerospace/Defense (1.19%)
 The Boeing Company.....................     240       $11,295.00
Automobile (1.19%)
 General Motors Corporation ............     190        11,293.13
Beverage (2.40%)
 The Coca-Cola Company .................     180        11,553.75
 PepsiCo, Inc...........................     310        11,295.63
Computers -Hardware/Software (5.03%)
 Compaq Computer Corporation ...........     390        11,602.50
 Computer Associates International,
  Inc. .................................     220        11,495.00
 Hewlett-Packard Company ...............     180        11,396.25
 Microsoft Corporation* ................      90        13,410.00
Cosmetics & Toiletries (2.47%)
 Kimberly-Clark Corporation ............     220        11,646.25
 The Procter & Gamble Company...........     150        11,887.50
Electric (2.42%)
 Duke Energy Corporation ...............     210        11,379.38
 Emerson Electric Co. ..................     190        11,685.00
Electronics (2.38%)
 Intel Corporation .....................     140        11,322.50
 Motorola, Inc. ........................     190        11,388.13
Financial Institutions/Banks (5.99%)
 BankAmerica Corporation ...............     160        11,200.00
 Chase Manhattan Corporation ...........     110        11,666.88
 Fannie Mae ............................     190        11,352.50
 First Union Corporation................     240        11,385.00
 NationsBank Corporation ...............     190        11,471.25
Foods (1.22%)
 Sara Lee Corporation ..................     210        11,641.88
Insurance (2.36%)
 Allstate Corporation ..................     130        11,310.00
 American International Group, Inc.  ...     100        11,125.00
Medical Products & Instruments (2.41%)
 Johnson & Johnson .....................     170        11,368.75
 Medtronic, Inc. .......................     230        11,543.13
Multimedia (2.42%)
 Time Warner Inc. ......................     180        11,508.75
 The Walt Disney Company ...............     110        11,563.75
Networking Products (1.17%)
 Cisco Systems, Inc.* ..................     180        11,137.50


                      THE PAINEWEBBER PATHFINDERS TRUST
                     TREASURY AND GROWTH STOCK SERIES 22
                     SCHEDULE OF INVESTMENTS (CONTINUED)
               AS OF INITIAL DATE OF DEPOSIT, JANUARY 29, 1998
                                                         COST OF
                                          NUMBER OF    SECURITIES
             NAME OF ISSUER                 SHARES     TO TRUST(2)
---------------------------------------  ----------- -------------
Oil (4.77%)
 Chevron Corporation ...................     150       $ 11,371.88
 Exxon Corporation .....................     190         11,245.63
 Mobil Corporation .....................     170         11,496.25
 Unocal Corporation ....................     330         11,364.38
Pharmaceuticals (3.60%)
 Abbott Laboratories ...................     160         11,350.00
 Merck & Co., Inc. .....................     100         11,762.50
 Pfizer Inc. ...........................     140         11,173.75
Retail -Building Products (1.21%)
 Lowe's Companies, Inc. ................     230         11,500.00
Retail -Discount (1.19%)
 Wal-Mart Stores, Inc. .................     280         11,375.00
Telecommunications (3.77%)
 AT&T Corp..............................     200         12,412.50
 Bell Atlantic Corporation .............     130         11,927.50
 SBC Communications Inc. ...............     150         11,550.00
Tobacco (1.21%)
 Philip Morris Companies Inc. ..........     280         11,567.50
                                                     -------------
  TOTAL COMMON STOCKS ..................               $461,021.30
                                                     -------------
  TOTAL INVESTMENTS ....................               $952,500.00
                                                     =============



------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $489,760.
(3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)
(4)     The loss to the Sponsor on the Initial Date of Deposit is $24.
*       Non-income producing.